UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 24, 2009

KESSELRING HOLDING CORPORATION
 (Exact name of registrant as specified in charter)

Delaware	000-52375	20-4838580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

602 West Valley Mall Blvd, Union Gap, WA 98901
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (509) 453-4683

With a copy to:
Stephen M. Fleming, Esq.
Law Offices of Stephen M. Fleming PLLC
110 Wall Street, 11th Floor
New York, New York 10005
T: 516.833.5034
F: 516.977.1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

Item 3.02                      Unregistered Sales of Equity Securities

On September 24, 2009, Kesselring Holding Corporation (hereinafter referred to as the “Company”) entered into an employment agreement (the “Silva Agreement”) with Joseph Silva (the “Executive”), effective September 11, 2009 (the “Effective Date”).  The term of the Silva Agreement begins on the Effective Date and ends on December 11, 2009 (“Initial Term”).  The Silva Agreement will be extended on a monthly basis unless terminated (“Additional Terms”).  During each term, the Company will provide the Executive a monthly compensation of $3,000.  In addition, the Company issued Executive a common stock purchase warrant to acquire 1,000,000 shares of stock exercisable at a price of $0.01 per share for a period of five years, half of which shall be exercisable immediately and half which will be exercisable on December 11, 2009.  The Company will reimburse the Executive for reasonable travel costs, promotional and business entertainment expenses, and all other related business expenses that are pre-approved by Virgil Sandifer.  In the event that the Company or its shareholders consummate a merger, acquisition, sale, or similar transaction involving King Bros., the Company’s wholly owned subsidiary (“King”), during the Initial Term or an Additional Term or within one hundred and eighty (180) days after the termination of the Agreement, the Company will pay a cash bonus equal to $25,000 to Executive at the time of the closing of such transaction.  Either the Executive or the Company may terminate the Agreement upon providing written notice to the other party at minimum five business days prior to the end of the Initial Term or an Additional Term.

On September 15, 2009, the Company entered into a Consulting Services Agreement (the “Consulting Agreement”) with Searchlight Partners, LLC (“Consultant”), whereby Consultant is to provide to the Company consulting services (collectively the “Services”) including assisting the Company in its restructuring and business planning.  The Company will compensate the Consultant, in advance, a monthly fee of $3,000 (the “Monthly Fees”), due on the 30th of each month and the Consultant will receive an additional fee of $250 per day for any travel related expenses.  In addition, Consultant was granted a common stock purchase warrant to purchase 1,000,000 shares of common stock of the Company for an aggregate price equal to $0.01 per share (the “Engagement Warrants”).  The Engagement Warrants vested fifty percent upon execution of the Consulting Agreement and fifty percent on the 91st day after execution of the Consulting Agreement.  In the event that the Company consummates a business combination involving King during the term of the Consulting Agreement or within 180 after the termination of the Consulting Agreement, the Company will pay the Consultant a cash bonus of $75,000.  In the event that the Company consummates a business combination during the term of the Consulting Agreement or within 180 after the termination of the Consulting Agreement, the Company will pay the Consultant a mutually agrees upon cash bonus.  The term of the Consulting Agreement is for a period of ninety days and the Company may terminate the Consulting Agreement upon written notice.

The foregoing information is a summary of each of the agreements involved in the transaction described above, is not complete, and is qualified in its entirety by reference to the full text of those agreements, each of which is attached an exhibit to this Current Report on Form 8-K.  Readers should review those agreements for a complete understanding of the terms and conditions associated with this financing transaction.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

Not applicable.

(b)	Pro Forma Financial statements.

Not applicable.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits.

Exhibit Number	Description
10.1	Employment Agreement entered by and between Joseph Silva and Kesselring Holding Corporation, dated September 24, 2009

10.2	Consulting Services Agreement by and between Searchlight Partners, LLC and Kesselring Holding Corporation, dated September 15, 2009

10.3	Form of Common Stock Purchase Warrants

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

KESSELRING HOLDING CORPORATION

Date: September 28, 2009	By:	/s/ Joseph Silva
Name: Joseph Silva
Title: CEO and CFO